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                                                                    EXHIBIT 99.1


Contact: Joseph S. Podolski
         President & CEO
         (281) 719-3447



           ZONAGEN ANNOUNCES NEW BUSINESS STRATEGY AND REPORTS FOURTH
                       QUARTER AND YEAR END 2003 RESULTS

         The Woodlands, TX, March 30, 2004 - Zonagen, Inc. (Nasdaq:ZONA) today announced that the Company's newly elected Board of Directors together with management, have determined that the near term business strategy for Zonagen is to concentrate its resources on the clinical development of Progenta(TM) for the treatment of uterine fibroids and to complete a study on Androxal(TM) for the treatment of male hormonal deficiency. This determination was made following an assessment of Company cash reserves following the recently completed modified Dutch Tender Offer, which resulted in the Company retaining $8.7 million of cash, cash equivalents and marketable securities, inclusive of an accrual for payment of accounts payable and accrued liabilities of $541,000 had the tender offer been completed by December 31, 2003. In furtherance of this strategy, the Company plans on conducting a European challenge study of Progenta(TM) to gauge product potential against the current pharmaceutical gold standard of care. The human clinical study for Progenta(TM) is anticipated to begin outside of the U.S. in mid year 2004.

         In addition the Company reported financial results for the three-month and twelve-month periods ended December 31, 2003 and plans for its non-core technologies.

Financial Results

         Total revenues for the three-month period ended December 31, 2003 were $200,000 as compared to $245,000 for the same period in the prior year, and for the twelve-month period ended December 31, 2003 were $1.0 million as compared to $5.3 million for the same period in the prior year. Licensing fees for both three-month periods ended December 31, 2003 and 2002 were zero, and were zero for the twelve-month period ended December 31, 2003 as compared to $4.2 million for the same period in the prior year. Included in licensing fees for the twelve-month period ended December 31, 2002 was $4.2 million of revenues that were recognized from licensing and milestone payments received in prior years from Schering-Plough Corporation (NYSE:SGP) from their exclusive worldwide license to VASOMAX(R), the Company's oral


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therapy product for erectile dysfunction. These licensing fees, which had been received in previous periods, had been recorded as deferred revenue on the balance sheet and had been amortized to revenue due to the adoption of U.S. Securities and Exchange Commission Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). In the first two quarters of 2002, the Company recognized a total of $1.0 million of deferred revenue related to these licensing fees. Due to the mutual termination of the Schering-Plough Corporation agreements in July 2002, the Company recognized the remaining $3.2 million of deferred revenue in accordance with SAB 101 relating to these agreements in the third quarter ended September 30, 2002.

         Research and development grant revenue was $135,000 for the three-month period ended December 31, 2003 as compared to $102,000 for the same period in the prior year, and was $595,000 for the twelve-month period ended December 31, 2003 as compared to $315,000 for the same period in the prior year. During 2003, the Company continued its research efforts on three Small Business Innovative Research ("SBIR") grants that the Company received during 2002. Under a Phase II $836,441 SBIR grant, the Company continued to develop a new compound named Progenta(TM) which is a Selected Progesterone Receptor Modulator ("SPRM") as an oral treatment for endometriosis. In addition, the Company performed research utilizing Progenta(TM) in the area of breast cancer under a Phase I $108,351 SBIR grant which was depleted in third quarter of 2003 and performed additional research on one of its adjuvants under a third Phase I $98,625 SBIR grant which was depleted early in the first quarter of 2003. The Phase II $836,441 SBIR grant is anticipated to be depleted in mid year 2004. Interest income for the three-month period ended December 31, 2003 decreased to $65,000 from $143,000 for the same period in the prior year, and decreased to $318,000 for the twelve-month period ended December 31, 2003 as compared to $711,000 for the same period in the prior year. The decrease in interest income was due to declining interest rate yields and lower cash balances. Due to the prior anticipated redeployment of the Company's assets, the Company sold the majority of its fixed assets and recorded a gain of $102,000 for the twelve months ended December 31, 2003.

         Research and development (R&D) expenses for the three-month period ended December 31, 2003 were $579,000 as compared to $568,000 for the same period in the prior year, and were $2.2 million for the twelve-month period ended December 31, 2003 as compared to $6.4 million for the same period in the prior year. During the fourth quarter ended December 31, 2003, the Company focused its R&D efforts on the previously described Phase II $836,441 SBIR grant for the development of Progenta(TM) for the treatment of endometriosis and an ongoing clinical study with Androxal(TM) for the treatment of andropause.

         The decrease in R&D expenses to $2.2 million for the twelve months ended December 31, 2003 as compared to $6.4 million in the prior year was due to adjustments relating to the Company's phentolamine-based products, including VASOMAX(R), in 2002. Due to the mutual termination of the Schering-Plough agreements in July 2002 relating to VASOMAX(R), the uncertainty surrounding the phentolamine-based products and the fact that the Company is not committing resources toward the approval of VASOMAX(R), the Company fully reserved both its bulk phentolamine inventory and patent estate relating to these products previously valued at approximately $5.4 million in 2002. In addition, during 2002 a liability due to Schering-Plough of $1.3 million relating to a prior joint clinical development program for VASOMAX(R) was


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forgiven and taken as a reduction to R&D expenses. During 2002, the Company also received $188,000 which reduced R&D expenses from a reimbursement of prior clinical expenses for VASOMAX(R). Excluding the four adjustments listed above, R&D expenses would have been $2.5 million for the twelve-month period ended December 31, 2002.

         General and administrative (G&A) expenses for the three-month period ended December 31, 2003 were $474,000 as compared to $1.0 million for the same period in the prior year and decreased to $2.2 million for the twelve-month period ended December 31, 2003 as compared to $2.7 million for the same period in the prior year. The decrease in expenses for the three-month period ended December 31, 2003 as compared to the same period in the prior year is primarily due to the decrease in costs associated with the costs of reviewing potential strategic alternative opportunities. The decrease in expenses for the twelve-month period ended December 31, 2003 as compared to the same period in the prior year is primarily due to the decrease in costs associated with potential strategic alternative opportunities, professional services and non-cash compensation expenses offset by an increase in insurance expense.

         The Company incurred $284,000 in the three month period ended December 31, 2003 relating to transaction costs associated with its Tender Offer that was completed in January 2004. These costs were recorded as other assets on the balance sheet and will be charged to treasury stock in January 2004 when the tender offer was completed.

         Net loss for the three-month period ended December 31, 2003, was ($853,000) or ($0.07) per share as compared to a net loss of ($1.4) million or ($0.12) per share for the same period in the prior year and was ($3.3) million or ($0.29) per share for the twelve-month period ended December 31, 2003 as compared to ($3.9) million or ($0.34) per share for the same period in the prior year. The decreased loss for the three-month period ended December 31, 2003 as compared to last year is primarily due to the decrease in costs associated with potential strategic alternative opportunities. The decreased loss for the twelve-month period ended December 31, 2003 as compared to last year is primarily due to write-offs regarding the uncertainties relating to the VASOMAX(R) program in 2002, a reduction in interest income and decreased G&A expenses offset by an increase in insurance expense.

Final Results of Tender Offer

         On January 13, 2004, the Company announced the final results of its Tender Offer, which expired on January 7, 2004. Zonagen accepted for purchase 6,548,485 shares (57% of our outstanding common stock) at a purchase price of $2.10 per share in accordance with the terms of the Tender Offer, which included 60,888 shares issuable upon exercise of options tendered by directors for a total aggregate purchase amount of approximately $13.7 million. As of December 31, 2003, the Company had $22.9 million in cash, cash equivalents and marketable securities and would have had $8.7 million, inclusive of an accrual for payment of accounts payable and accrued liabilities of $541,000 had the Tender Offer had been completed by year end 2003. As of December 31, 2003 common shares outstanding were 11,479,648 and were 4,992,015 immediately subsequent to the completion of the Tender Offer.


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Business Strategy for Non-Core Technologies

         Due to our focus on Progenta(TM) and our limited resources, we intend to out-license our other prior product candidates, if an acceptable opportunity is available. These product candidates include our phentolamine-based products for sexual dysfunction which include VASOMAX(R) for male erectile dysfunction ("MED"), a female version of VASOMAX(R), Bimexes(TM) a combination oral treatment for MED and Erxin an injectable combination treatment for MED. The Company's non phentolamine-based product opportunities include two different chitosan-based vaccine adjuvants; zona pellucida and hCG immunocontraceptive vaccines; a therapy for the treatment of genital herpes; and two prostate therapeutic vaccines, one for hormone dependent and the other for hormone independent tumors.

         Zonagen, Inc. is engaged in the development of pharmaceutical products that address diseases and conditions associated with the treatment of hormonal and reproductive system disorders.

         A copy of this press release may be obtained via facsimile by dialing 1-888-329-0920 or via the internet by accessing www.zonagen.com.

Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including Zonagen's ability to have success in the clinical development of its technologies, Zonagen's ability to raise additional capital on acceptable terms or at all, uncertainty relating to Zonagen's patent portfolio, Zonagen's ability to have success in meeting governmental regulations and the costs and time required to meet such regulatory requirements, manufacturing uncertainties related to Progenta(TM), the Company's ability to remain listed on Nasdaq, and such other risks identified in Zonagen's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission
(SEC). These documents are available on request from Zonagen or at www.sec.gov. Zonagen disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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                          ZONAGEN, INC. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share amounts)

                                                         Three Months Ended          Twelve Months Ended
                                                     --------------------------     ----------------------
                                                            December 31,                  December 31,
                                                        2003            2002          2003          2002
                                                     -----------    -----------     --------      --------
                                                     (Unaudited)    (Unaudited)
Revenues
        Licensing fees                                $   --          $   --        $   --        $  4,228
        Research and development grants                    135             102           595           315
        Interest income                                     65             143           318           711
        Gain on disposal of fixed assets                  --              --             102          --
                                                      --------        --------      --------      --------
              Total revenues                               200             245         1,015         5,254
                                                      --------        --------      --------      --------
Expenses
        Research and development                           579             568         2,161         6,420
        General and administrative                         474           1,038         2,183         2,716
                                                      --------        --------      --------      --------
              Total expenses                             1,053           1,606         4,344         9,136
                                                      --------        --------      --------      --------
Profit (loss) from continuing operations                  (853)         (1,361)       (3,329)       (3,882)
                                                      --------        --------      --------      --------
Net profit (loss) before cumulative effect of
   change in accounting principle                         (853)         (1,361)       (3,329)       (3,882)
                                                      --------        --------      --------      --------
Net loss                                              $   (853)       $ (1,361)     $ (3,329)     $ (3,882)
                                                      ========        ========      ========      ========
Profit (loss) per share - basic and diluted:
Profit (loss) from continuing operations              $  (0.07)       $  (0.12)     $  (0.29)     $  (0.34)
                                                      --------        --------      --------      --------
Net loss                                              $  (0.07)       $  (0.12)     $  (0.29)     $  (0.34)
                                                      ========        ========      ========      ========
Shares used in loss per share calculation:
        Basic                                           11,480          11,500        11,487        11,412
        Diluted                                         11,480          11,500        11,487        11,412


                           CONSOLIDATED BALANCE SHEETS

                                                    December 31,      December 31,
                                                        2003              2002
                                                    ------------      ------------
Cash and cash equivalents                              $20,946           $ 8,683
Marketable securities                                    2,000            16,455
Note receivable                                           --               1,000
Other currents assets                                      235               532
Fixed assets (net)                                        --                 191
Other assets (net)                                         847               509
                                                       -------           -------
Total assets                                           $24,028           $27,370
                                                       =======           =======

Accounts payable and accrued
   expenses                                            $   541           $   519
Stockholders' equity                                    23,487            26,851
                                                       -------           -------
Total liabilities and
   stockholders' equity                                $24,028           $27,370
                                                       =======           =======